Exhibit 99.1
Martha Stewart Living Omnimedia Reports Third Quarter 2009 Results
Improved Performance in Publishing and Strong Internet Performance Expected in the Fourth Quarter
NEW YORK, Nov. 4 /PRNewswire-FirstCall/ — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the third quarter ended September 30, 2009. The Company reported revenue for the third quarter of $49.8 million, as the recessionary environment continued to impact advertising revenue. Ongoing merchandising businesses performed well in the quarter while the announcement of a new relationship with The Home Depot® and an upcoming line of pet-related products at PetSmart underscore the strength of the brand and its appeal to consumers.
Charles Koppelman, Executive Chairman and Principal Executive Officer, said, “Martha Stewart brands continue to attract a loyal customer base as demonstrated by our steady print subscriber bases, strong ‘omni’ marketing programs, and growing online user metrics. We are already seeing improved results in Publishing and strong results in Internet advertising in the fourth quarter. The enduring popularity of our products, even in difficult economic times, is encouraging as we continue to build and expand our Merchandising business. We look forward to January, when we begin a new era for Martha Stewart Living Omnimedia with The Home Depot, giving us a distribution platform at the world’s largest home improvement retailer.”
Robin Marino, President and Chief Executive Officer of Merchandising, stated: “Retail sales of Martha Stewart products were solid in the quarter, with a strong performance by the Martha Stewart Collection at Macy’s and Martha Stewart Crafts at Michaels. Our new relationship with The Home Depot and our upcoming pet accessories line at PetSmart, further diversify our business and broaden our reach. With these solid businesses in place, we are delivering on our long-term vision to partner with the best and offer our high-quality products where consumers expect to find us.”
Third Quarter 2009 Summary
Revenues were $49.8 million in the third quarter of 2009, compared to $66.5 million in the third quarter of 2008. The decrease in revenue is primarily attributable to declines in advertising revenue and lower merchandising revenues partially due to the final revenue true-up from Sears Canada in last year’s third quarter.
Operating loss for the third quarter of 2009 was $(11.7) million, compared to $(3.5) million for the third quarter of 2008.
Adjusted EBITDA loss for the third quarter of 2009 was $(5.6) million, compared to Adjusted EBITDA of $0.6 million in the prior-year period. The third quarter of 2008 included charges related to staff reductions and other non-recurring corporate costs, which negatively impacted the operating loss by $3.5 million and Adjusted EBITDA by $3.2 million.
Net loss per share was $(0.22) for the third quarter of 2009, compared to $(0.07) for the third quarter of 2008.
Third Quarter 2009 Results by Segment

	Three Months Ended, September 30
	(unaudited, in thousands)
	2009	2008
REVENUES
Publishing	$27,053	$34,544
Broadcasting	11,036	14,320
Internet	2,761	3,032
Merchandising	8,931	14,616

	Three Months Ended, September 30
	(unaudited, in thousands)
	2009	2008

Total Revenues	$49,781	$66,512

ADJUSTED EBITDA
Publishing	$(1,457)	$2,972
Broadcasting	1,893	2,979
Internet	(1,415)	(1,054)
Merchandising	4,252	8,765
Corporate	(8,850)	(13,084)

Total Adjusted EBITDA	$(5,577)	$578

OPERATING (LOSS)/INCOME
Publishing	$(2,480)	$2,088
Broadcasting	757	2,546
Internet	(2,070)	(1,509)
Merchandising	3,524	8,581
Corporate	(11,412)	(15,238)

Total Operating (Loss)/Income	$(11,681)	$(3,532)

Publishing
Revenues in the third quarter of 2009 were $27.1 million, compared to $34.5 million in the prior year’s third quarter, due to a decline in advertising pages, subscription revenue and lower newsstand sales.
Operating loss was $(2.5) million for the third quarter of 2009, compared to operating income of $2.1 million in the third quarter of 2008.
Adjusted EBITDA loss was $(1.5) million in the third quarter of 2009, compared to Adjusted EBITDA of $3.0 million in the prior year’s quarter.
Highlights
•	The December issue of Martha Stewart Living arrives on newsstands this month; it will be the biggest issue of the year and bigger than last year’s December issue.

•	Martha Stewart’s Dinner at Home hit The New York Times’ bestseller list within days of its October 13th publication.

•	Martha Stewart Weddings, the bestselling bridal magazine on newsstands, is celebrating its fifteenth anniversary, a milestone that coincides with the November launch of the brand’s first-ever national online Luxury Wedding Expo and a special issue dedicated to destination weddings.

•	MSLO was honored for excellence at Media Industry Newsletter’s Integrated Marketing Awards in September.
Broadcasting
Revenues in the third quarter of 2009 were $11.0 million, compared to $14.3 million in the third quarter of 2008. Revenues declined due to certain one-time payments in the prior-year period related to Emeril programming and a decrease in overall advertising revenue, partially offset by the benefit of accelerating revenue due to the termination of a marketing agreement.
Operating income was $0.8 million for the third quarter of 2009, compared to operating income of $2.5 million in the third quarter of 2008.

Adjusted EBITDA was $1.9 million for the third quarter of 2009, compared to $3.0 million in the prior year’s third quarter.
Highlights
•	The Martha Stewart Show launched its fifth season on September 14th shortly after receiving a Daytime Emmy Award for Art Direction/Set Direction/Scenic Design for the show’s fourth season.

•	The second season of “Whatever, Martha!” on Fine Living Network premiered on September 23rd and remains one of the network’s top-rated original series.

•	Martha Stewart Living Radio on SIRIUS channel 112 and XM Radio 157 is preparing for its three-day Thanksgiving hotline featuring 30 chefs and other experts in 30 hours, including Martha, Emeril, Mario Batali, Lidia Bastianich, Nigella Lawson, Thomas Keller, Jean-Georges Vongerichten and more.
Internet
Revenues were $2.8 million in the third quarter of 2009, compared to $3.0 million in the third quarter of 2008. Page views increased from the prior-year period, but revenues declined modestly due to timing of advertiser spending and lower advertising rates.
Operating loss was $(2.1) million in the third quarter of 2009, compared to $(1.5) million in the third quarter of 2008.
Adjusted EBITDA loss was $(1.4) million in the third quarter of 2009 compared to $(1.1) million in the third quarter of 2008.
Highlights
•	MSLO’s digital properties had record traffic in October with 131.4 million page views and 5.6 million unique visitors.

•	Consumer engagement across MSLO’s websites continued to be strong in the third quarter; page views increased 73% and unique visitors grew 39% year-over-year while page views per unique visitor increased 25% in the same period.

•	Traffic to Martha’s blog surged to 11.4 million page views compared to 2.2 million page views in the prior year’s quarter.
Merchandising
Revenues were $8.9 million for the third quarter of 2009, as compared to $14.6 million in the prior year’s third quarter. The prior-year results benefited from the final revenue true-up from Sears Canada, a relationship that ended in the third quarter of 2008. In addition, the 2009 third quarter results include expected lower royalty revenue from Kmart as the relationship winds down.
Operating income was $3.5 million for the third quarter of 2009, compared to $8.6 million in the third quarter of 2008.
Adjusted EBITDA was $4.3 million for the third quarter of 2009, compared to $8.8 million in the prior year’s third quarter. Excluding Kmart and Sears Canada in both periods, Adjusted EBITDA increased 27% from the prior year’s third quarter.
Highlights
•	MSLO and The Home Depot announced an agreement to develop an exclusive Martha Stewart Living brand of home improvement products in select categories, including Outdoor Living, Home Storage and Organization and Home Décor. Products are expected to start rolling out in The Home Depot stores across both the U.S. and Canada beginning in January 2010. Both companies are in the process of developing additional product offerings that will be available in 2010, and more details will be announced in the first part of next year.

•	The Martha Stewart Collection exclusively at Macy’s continues to perform well, benefiting from expanded food preparation offerings and a refined textile assortment. Year-over-year sales trends in the quarter were positive.

•	MSLO entered into a multi-year relationship with Age Group Ltd to manufacture, market and sell pet-care products, which will be available at PetSmart, Inc., the largest specialty retailer of services and solutions for pets. The line is expected to launch in the second quarter of 2010.

•	Last month, MSLO announced plans with The Hain Celestial Group and Hain Pure Protein to introduce a new Martha Stewart-branded food line at retail, including poultry, baking mixes and dried pastas using all natural, healthy ingredients. This new program extends MSLO’s relationship with Hain Celestial, which is producing Martha Stewart Clean, a branded line of all-natural cleaning solutions that is expected to launch nationally in early 2010.

•	Sales of Sandals® Weddings by Martha Stewart™, available at Sandals Resorts and Beaches Resorts across the Caribbean, are underway and the early results are positive.

•	Emeril’s line of All-Clad cookware re-launched in the quarter; retail sales were positively impacted by his participation on Macy’s Culinary Council and his appearance on HSN.
Corporate
Total Corporate expenses were $(11.4) million in the third quarter of 2009 down from $(15.2) million in the prior year’s quarter. Adjusted EBITDA loss was $(8.9) million in the third quarter of 2009 from $(13.1) million in the prior year’s quarter, partly reflecting the continued positive impact of the Company’s ongoing expense discipline. The third quarter of 2008 included $3.2 million of charges related to staff reduction and other non-recurring corporate costs.
The Company will host a conference call with analysts and investors on November 4 at 11:00 a.m. EST that will be broadcast live over the Internet at www.marthastewart.com/ir.
Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses net income before interest, taxes, depreciation, amortization non-cash equity compensation and impairment charges (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the appropriate period, and (v) non-cash impairment charges, which are impacted by macro-economic conditions and do not necessarily reflect operating performance.
Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with which we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.
A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Broadcasting, Internet, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.
Forward-Looking Statements
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, potential opportunities, expected product line expansions and additions, future acceptability of our content and our businesses and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; further downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a further softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; the inability to add to our partnerships or capitalize on existing partnerships; and changes in government regulations affecting the Company’s industries.
Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended September 30,
(unaudited, in thousands, except per share amounts)

	2009	2008
REVENUES
Publishing	$27,053	$34,544
Broadcasting	11,036	14,320
Internet	2,761	3,032
Merchandising	8,931	14,616

Total revenues	49,781	66,512

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	29,732	32,334
Selling and promotion	13,232	15,194
General and administrative	16,402	20,974
Depreciation and amortization	2,096	1,542

Total operating costs and expenses	61,462	70,044

OPERATING LOSS	(11,681)	(3,532)

OTHER (EXPENSE) / INCOME
Interest expense, net	(1)	—
Income on equity securities	—	366
Loss in equity interest	—	(272)

Total other (expense) / income	(1)	94

LOSS BEFORE INCOME TAXES	(11,682)	(3,438)

Income tax provision	(432)	(309)

NET LOSS	$(12,114)	$(3,747)

LOSS PER SHARE – BASIC AND DILUTED
Net Loss	$(0.22)	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	53,865	53,590

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Nine Months Ended September 30,
(unaudited, in thousands, except per share amounts)

	2009	2008
REVENUES
Publishing	$88,938	$121,602
Broadcasting	31,859	36,236
Internet	9,543	9,686
Merchandising	26,867	43,931

Total revenues	157,207	211,455

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	87,212	105,090
Selling and promotion	41,569	51,959
General and administrative	43,100	56,329
Depreciation and amortization	5,994	4,422
Impairment charge	12,600	—

Total operating costs and expenses	190,475	217,800

OPERATING LOSS	(33,268)	(6,345)

OTHER (EXPENSE) / INCOME
Interest (expense) / income, net	(91)	540
Loss on equity securities	(547)	(765)
Loss in equity interest	(236)	(486)

Total other expense	(874)	(711)

LOSS BEFORE INCOME TAXES	(34,142)	(7,056)

Income tax provision	(1,190)	(597)

NET LOSS	$(35,332)	$(7,653)

LOSS PER SHARE – BASIC AND DILUTED
Net Loss	$(0.66)	$(0.14)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	53,817	53,256

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30,
	2009 (unaudited)	December 31, 2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$21,931	$50,204
Short-term investments	12,453	9,915
Accounts receivable, net	33,805	52,500
Inventory	6,274	6,053
Deferred television production costs	4,727	4,076
Other current assets	6,399	3,752

Total current assets	85,589	126,500

RESTRICTED CASH	15,000	—
PROPERTY, PLANT AND EQUIPMENT, net	14,969	14,422
GOODWILL, net	45,107	45,107
OTHER INTANGIBLE ASSETS, net	47,560	48,205
OTHER NONCURRENT ASSETS, net	13,614	27,051

Total assets	$221,839	$261,285

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$21,561	$27,877
Accrued payroll and related costs	9,858	7,525
Income taxes payable	102	142
Current portion of deferred subscription income	17,226	22,597
Current portion of other deferred revenue	19,345	7,582

Total current liabilities	68,092	65,723

DEFERRED SUBSCRIPTION REVENUE	5,769	6,874
OTHER DEFERRED REVENUE	4,296	13,334
LOAN PAYABLE	15,000	19,500
DEFERRED INCOME TAX LIABILITY	2,845	1,854
OTHER NONCURRENT LIABILITIES	3,179	3,005

Total liabilities	99,181	110,290

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000 shares authorized: 28,034 and 28,204 shares outstanding in 2009 and 2008, respectively	280	282
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,690 shares outstanding in 2009 and 2008	267	267
Capital in excess of par value	289,636	283,248
Accumulated deficit	(167,359)	(132,027)
Accumulated other comprehensive income	609	—

	123,433	151,770

Less class A treasury stock – 59 shares at cost	(775)	(775)

Total shareholders’ equity	122,658	150,995

Total liabilities and shareholders’ equity	$221,839	$261,285

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended September 30,
(unaudited, in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization, non-cash equity compensation, and non-cash impairment charges are added back to operating income/(loss).

	2009	2008
ADJUSTED EBITDA
Publishing	$(1,457)	$2,972
Broadcasting	1,893	2,979
Internet	(1,415)	(1,054)
Merchandising	4,252	8,765
Corporate	(8,850)	(13,084)

Adjusted EBITDA	(5,577)	578

NON-CASH EQUITY COMPENSATION
Publishing	967	791
Broadcasting	437	143
Internet	163	22
Merchandising	714	161
Corporate	1,727	1,451

Total Non-Cash Equity Compensation	4,008	2,568

DEPRECIATION AND AMORTIZATION
Publishing	56	93
Broadcasting	699	290
Internet	492	433
Merchandising	14	23
Corporate	835	703

Total Depreciation and Amortization	2,096	1,542

OPERATING (LOSS) / INCOME
Publishing	(2,480)	2,088
Broadcasting	757	2,546
Internet	(2,070)	(1,509)
Merchandising	3,524	8,581
Corporate	(11,412)	(15,238)

Total Operating Loss	(11,681)	(3,532)

OTHER (EXPENSE) / INCOME
Interest expense, net	(1)	—
Income on equity securities	—	366
Loss in equity interest	—	(272)

Total other (expense) / income	(1)	94

LOSS BEFORE INCOME TAXES	(11,682)	(3,438)

Income tax provision	(432)	(309)

NET LOSS	$(12,114)	$(3,747)

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Nine Months Ended September 30,
(unaudited, in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization, non-cash equity compensation, and non-cash impairment charges are added back to operating income/(loss).

	2009	2008
ADJUSTED EBITDA
Publishing	$49	$13,422
Broadcasting	4,806	4,878
Internet	(2,879)	(4,250)
Merchandising	14,830	24,565
Corporate	(24,611)	(33,989)

Adjusted EBITDA	(7,805)	4,626

NON-CASH EQUITY COMPENSATION
Publishing	1,219	2,214
Broadcasting	700	603
Internet	234	173
Merchandising	1,123	897
Corporate	3,593	2,662

Total Non-Cash Equity Compensation	6,869	6,549

DEPRECIATION AND AMORTIZATION
Publishing	186	286
Broadcasting	837	700
Internet	1,461	1,302
Merchandising	49	73
Corporate	3,461	2,061

Total Depreciation and Amortization	5,994	4,422

IMPAIRMENT ON MERCHANDISING EQUITY INVESTMENT	12,600	—

OPERATING (LOSS) / INCOME
Publishing	(1,356)	10,922
Broadcasting	3,269	3,575
Internet	(4,574)	(5,725)
Merchandising	1,058	23,595
Corporate	(31,665)	(38,712)

Total Operating Loss	(33,268)	(6,345)

OTHER (EXPENSE) / INCOME
Interest (expense) / income, net	(91)	540
Loss on equity securities	(547)	(765)
Loss in equity interest	(236)	(486)

Total other expense	(874)	(711)

LOSS BEFORE INCOME TAXES	(34,142)	(7,056)

Income tax provision	(1,190)	(597)

NET LOSS	$(35,332)	$(7,653)

CONTACT: Media, Elizabeth Estroff, SVP, Corporate Communications, +1-212-827-8281; or Investors, Katherine Nash, Director, Corporate Communications and Investor Relations, +1-212-827-8722, both for Martha Stewart Living Omnimedia, Inc.